SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DURECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

DURECT CORPORATION
10240 Bubb Road
Cupertino, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2002

On Wednesday, June 5, 2002, DURECT Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. The meeting will begin at 9:00 a.m. local time.

Only stockholders who owned stock at the close of business on April 8, 2002 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect the Class II directors of the Company’s Board of Directors to serve until the Annual Meeting to be held in 2005.

•	Ratify the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year.

•	Amend the 2000 Directors’ Stock Option Plan to increase the number of stock options that can be granted to non-employee directors and to increase the total number of shares reserved thereunder.

•	Transact any other business properly brought before the meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the three proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

Thomas A. Schreck Chief Financial Officer and Director

Cupertino, California
April 29, 2002

DURECT CORPORATION
10240 Bubb Road
Cupertino, CA 95014

PROXY STATEMENT
FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2002

Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 8, 2002, as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 48,763,974 shares of common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2001 Annual Report, will be mailed to stockholders on or about April 29, 2002.

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation

•	“Annual Meeting” or “Meeting” means our 2002 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC’’ means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 5, 2002, at 9:00 a.m. local time at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. All stockholders who owned shares of our stock as of April 8, 2002, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 8, 2002, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint James E. Brown and Felix Theeuwes as your representatives at the meeting. James E. Brown and Felix Theeuwes will vote your shares as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of three (3) Class II directors to serve on our Board of Directors until our annual meeting of stockholders for the year ending December 31, 2005.

•	The ratification of our appointment of Ernst & Young LLP as our independent auditors for the current fiscal year.

•
The amendment of the 2000 Directors’ Stock Option Plan to increase the number of stock options that can be granted to non-employee directors and to increase the total number of shares reserved thereunder.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record of ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors, the ratification of auditors, or the amendment to the director’s plan), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the three nominees receiving the highest number of votes will be elected as directors, and the ratification of the independent auditors and the amendment to the 2000 Director’s Stock Option Plan will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002, which we will file with the SEC. You can get a copy by contacting Schond Greenway, our Senior Director of Investor Relations and Strategic Planning, at (408) 777-1417 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2002 Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James E. Brown and Felix Theeuwes to vote on such matters at their discretion.

Proposals for 2003 Annual Meeting

To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing before December 31, 2002 to Jean Liu, Vice President, Legal and General Counsel, DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014.

If you submit a proposal for the 2003 Annual Meeting between February 6, 2003 and March 7, 2003, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes, with staggered three-year terms. The Class II directors whose terms expire at the Annual Meeting of Stockholders are James R. Butler, Matthew V. McPherron and Thomas A. Schreck; the Class III directors whose terms expire at the Company’s 2003 Annual Meeting of Stockholders are John L. Doyle, James E. Brown and Armand P. Neukermans; and the Class I directors, whose terms expire at the Company’s 2004 Annual Meeting are Felix Theeuwes and Albert L. Zesiger. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. James R. Butler, Matthew V. McPherron and Thomas A. Schreck, our current Class II directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the three nominees within Class II receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named held. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

The names of the nominees, their ages as of April 8, 2002, and certain other information about them are set forth below:

Name	Age	Position
James R. Butler(1)	61	Director
Matthew V. McPherron(1)(2)	37	Director
Thomas A. Schreck	44	Chief Financial Officer and Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

James R. Butler has served as a director since July 1999. Mr. Butler is retired from ALZA Corporation, a subsidiary of Johnson & Johnson, where he held the positions of Director and President of both ALZA International and ALZA Limited from 1998 to June 2001, Group Vice President of Sales and Marketing from August 1998 to December 2000 and Senior Vice President of Sales and Marketing from August 1993 to August 1998. Prior to that, Mr. Butler was employed by Glaxo, Inc. where his last position was Vice President and General Manager of Glaxo Pharmaceuticals. Mr. Butler is presently a director of several private companies and is also a Senior Advisor and Principal at Apothogen, Inc. an early stage pharmaceutical company. Mr. Butler serves on the University of Florida, School of Pharmacy Advisory Board and the Board of Visitors at Campbell University. Mr. Butler holds a B.A. in Business Administration from the University of Florida.

Matthew V. McPherron has served as a Director since July 1999. Mr. McPherron has held various positions at Brookside Capital Partners Fund, L.P. including Director since December 1999 and Associate from June 1998 to November 1998. Previously, Mr. McPherron served as the President and Chief Operating Officer of US Carelink, a health care internet company from September 1997 to March 1998. From August 1993 to September 1997, Mr. McPherron served in a number of roles at Medtronic, Inc., most recently as the Global Marketing Manager for Pain Therapy. Mr. McPherron holds a B.S. from the University of Kansas and an M.B.A. from the Harvard Graduate School of Business Administration.

Thomas A. Schreck co-founded DURECT in February 1998 and served as Chief Executive Officer, Chief Financial Officer and President from February 1998 to June 1998. Since June 1998, he has served as our Chief Financial Officer and a Director. Prior to founding DURECT, he founded and was President of Schreck Merchant Group, Inc., an investment bank specializing in private placements and mergers and acquisitions, from June 1994 to February 1998. Mr. Schreck also founded and served as Risk Manager to Genesis Merchant Group/Portola Capital Partners, L.P., a convertible arbitrage fund, from 1993 to 1994. He also served as a Manager of the Convertible Securities Department at Montgomery Securities, from 1988 to 1991. Mr. Schreck holds a B.A. from Williams College.

The names of the remaining directors, their ages as of April 8, 2002 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	45	President, Chief Executive Officer and Director
Felix Theeuwes, D.Sc.	64	Chairman and Chief Scientific Officer
John L. Doyle(1)(2)	70	Director
Armand P. Neukermans, Ph.D.	61	Director
Albert L. Zesiger(2)	73	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology.

Felix Theeuwes, D.Sc. co-founded DURECT in February 1998 and has served as our Chairman and Chief Scientific Officer since July 1998. Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes is also a director of Genetronics, a medical device company. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program.

John L. Doyle has served as a Director since February 2000. Mr. Doyle is currently an independent consultant. In 1957, he joined Hewlett-Packard, a computer company, where from 1957 to 1991 he served in several manufacturing and general management positions, including Vice President of Personnel from 1976 to 1980, Vice President of Research and Development from 1980 to 1984, Executive Vice President of the Computer Sector from 1984 to 1988, and of Business Development until his retirement in 1991. Mr. Doyle is also a director of Analog Devices Inc., a semiconductor company and Xilinx Inc., a semiconductor company. Mr. Doyle studied naval architecture at Glasgow University and holds a B.S. in Mechanical Engineering as well as an M.S. in Electrical Engineering and Business from Stanford University.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000.

Throughout, Dr. Neukermans has held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University.

Albert L. Zesiger has served as a Director since 1998. Mr. Zesiger is a Managing Director of Zesiger Capital Group LLC, an investment advisory firm, which Mr. Zesiger co-founded in October 1995. In 1968, Mr. Zesiger founded BEA Associates, Inc., an investment advisory firm, which in 1995 became wholly-owned by CS Holdings, the holding company for Credit Suisse Bank and CS First Boston. Mr. Zesiger also serves on the Board of Directors of Eos Biotechnology, Inc., Hayes Medical Inc., and Praecis Pharmaceuticals Inc. Mr. Zesiger holds a B.S. in Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Graduate School of Business Administration.

There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

During the last fiscal year (the period from December 31, 2000 through December 31, 2001), the Board met eight times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee and an Audit Committee.

James R. Butler, John L. Doyle and Matthew V. McPherron are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives.

During the last fiscal year, the Audit Committee was comprised of the following directors: Matthew V. McPherron, Douglas A. Lee and Albert L. Zesiger. In October 2001, John Doyle was elected to the Audit Committee to replace Douglas A. Lee, a former director, as an audit committee member. The Audit Committee held four meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent auditors, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter.

The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

Non-employee directors are eligible to receive $1,000 for each Board meeting attended. Directors are also eligible to receive reimbursement of reasonable and customary travel expenses. Our non-employee directors have all elected to waive their attendance fees and reimbursement of their travel expenses for the last fiscal year.

All non-employee directors except Albert L. Zesiger participate in the 2000 Directors’ Stock Option Plan. Under the Directors’ Plan, when each non-employee director first becomes a director, he/she receives nonstatutory options to purchase 20,000 shares. These options are for a ten year period and become available for purchase in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. On the date of our annual stockholders’ meeting each year, each director who has served for at least 6 months will receive options to purchase an additional 5,000 shares. These options are for a ten-year term and become available for purchase on the one-year anniversary of date of grant. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options must be at least 100% of the fair market value of the common stock on the Nasdaq National Market on the date the option was granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability, or (3) within 90 days after the individual’s term as director ends.

During 2001, Armand Neukermans was elected to the Board for the first time and received a grant of 20,000 shares of common stock and Messrs. Butler, Doyle and McPherron each received a grant of 5,000 shares of common stock. Each of the non-employee nominees for director named in this proxy statement other than Mr. Zesiger will receive an additional grant of 5,000 shares of common stock on June 5, 2002, the date of our 2002 Annual Meeting.

Albert L. Zesiger has declined to participate in our 2000 Directors’ Stock Options Plan.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors. Ernst & Young LLP has served as our independent auditors since 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL NO. 3

AMENDMENT OF 2000 DIRECTORS’ STOCK OPTION PLAN

Proposed Amendment

At the Annual Meeting, the Company’s stockholders are being asked to approve the amendment of the 2000 Directors’ Stock Option Plan to:

(i)
increase the option automatically granted to a non-employee director on the date which such person first becomes a director (“Initial Option” described below) from 20,000 to 30,000 shares of common stock;

(ii)
increase the option automatically granted to each non-employee director on the date of each annual meeting of the stockholders after which the director remains on the Board, (“Annual Option” described below) from 5,000 to 12,000 shares of common stock; and

(iii)	reserve 200,000 additional shares of common stock for issuance under the Directors’ Plan so that the total number of shares reserved for issuance under the Directors’ Plan is 500,000.

Summary of Directors’ Plan (prior to proposed amendment)

The following is a summary of the principal features of the Directors’ Plan prior to the proposed amendment. The summary, however, does not purport to be a complete description of all the provisions of the Directors’ Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Schond Greenway, our Senior Director of Investor Relations and Strategic Planning, at the Company’s principal offices at 10240 Bubb Road, Cupertino, CA 95014.

General and Purpose

The Directors’ Plan was adopted by the Board of Directors in March 2000 with a total of 300,000 shares of common stock reserved for issuance thereunder. Our stockholders approved the Directors Plan in August 2000.

The Directors’ Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors or the compensation committee.

The purpose of the Directors’ Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

Grant and Exercise of Option

The Directors’ Plan provides that each person who becomes a non-employee director after the effective date of the Directors’ Plan shall be automatically granted a “Initial Option” to purchase 20,000 shares of common stock on the date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. An “Annual Option” to purchase 5,000 shares is automatically granted to each non-employee director on the date of each annual meeting of the stockholders after which the director remains on the Board, provided that on that date the non-employee director has served on the Board of Directors for at least six months.

The Directors’ Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one non-employee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors’ Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended), and each option is exercisable, during the lifetime of the optionee, only by such optionee.

Each Initial Option granted under the Directors’ Plan becomes exercisable in installments cumulatively as to 33 1/3% of the shares subject to the Initial Option on each of the first, second and third anniversaries of the date of grant of the Initial Option, and each Annual Option becomes exercisable as to 100% of the Shares subject to the Annual Option on the first anniversary of the date of grant of such option. The options remain exercisable for up to ninety days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

Exercise Price and Term of Options

The exercise price of all stock options granted under the Directors’ Plan shall be equal to the fair market value of a share of the Company’s common stock on the date of grant of the option, which is defined to be the closing sale price of the Company’s common stock on the Nasdaq National Market on the date of grant of the option. Options granted under the Directors’ Plan have a term of ten years.

Plan Benefits

The following table sets forth information with respect to the stock options granted to the non-employee directors of the Company (5 persons) as of April 8, 2002. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the Directors’ Plan.

Director	Number of Shares Subject to Options Granted under the Directors’ Option Plan	Weighted Average Exercise Price Per Share
James R. Butler	5,000	$11.49
John L. Doyle	5,000	$11.49
Matthew V. McPherron	5,000	$11.49
Armand P. Neukermans	20,000	$7.00
Albert L. Zesiger	0	—

Merger or Sale of Assets

In the event of a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting of each outstanding option granted under the Directors’ Plan shall accelerate so as to become fully exercisable immediately prior to the consummation of the transaction.

Amendment and Termination

The Board of Directors may at any time amend or terminate the Directors’ Plan, subject to stockholder approval as required by applicable law or regulation, except that such termination cannot affect options previously granted without the agreement of any optionee so affected.

If not terminated earlier, the Directors Plan will expire in 2010.

U.S. Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors’ Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors Plan.

Options granted under the Directors’ Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment of the Directors’ Plan to increase the Initial Option grant from 20,000 to 30,000 shares of common stock and to increase the Annual Option grant from 5,000 to 12,000 shares of common stock and to reserve 200,000 additional shares of common stock for issuance thereunder.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 8, 2002 by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers of as a group.

The number and percentage of shares beneficially owned are based on 48,763,974 shares of common stock outstanding as of April 8, 2002. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 8, 2002 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
ALZA Corporation 1900 Charleston Road Mountain View, CA 94043	7,600,000	15.3%
Brookside Capital Partners(1) Two Copley Place Boston, MA 02116	3,990,514	8.2
Biotech Growth N.V.(2) De Ruyterkade 62 Willemstad Curacao Netherland Antilles	3,124,243	6.4
Albert L. Zesiger(3)	3,714,329	7.6
Matthew V. McPherron(1)	3,990,514	8.2
Felix Theeuwes, D.Sc.(4)	1,740,001	3.6
Thomas A. Schreck(5)	2,823,000	5.8
James E. Brown, D.V.M.(6)	2,820,000	5.8
Scott M. Wheelwright, Ph.D.(7)	142,500	*
Judy A. Magruder(8)	128,263	*
James R. Butler	17,000	*
John L. Doyle	23,334	*
Armand P. Neukermans, Ph.D.	7,917	*
All executive officers and directors as a group (18 persons)(9)	16,822,615	34.1

*
Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 10240 Bubb Road, Cupertino, California 95104.

(1)
Represents 3,990,514 shares held by Brookside Capital Partners Fund, L.P. Matthew V. McPherron, one of our directors, is a director of this partnership. Mr. McPherron disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(2)
Includes 869,286 shares held by Medgrowth N.V. Biotech Growth N.V. is a fully-owned subsidiary of BB Biotech A.G. Dr. Ernst Thomke shares voting and investment power over the shares held by Biotech Growth and disclaims beneficial ownership of such shares.

(3)
Includes 230,000 shares held by Albert L. Zesiger and 92,000 shares held by Barrie Ramsay Zesiger. Also includes an aggregate of 3,392,329 shares of common stock held in accounts managed for various parties by Zesiger Capital Group LLC, an investment advisor, for which Albert L. Zesiger is a principal. Mr. Zesiger, in his capacity as a principal, has investment power with respect to these shares and voting power over 2,438,000 shares but disclaims beneficial ownership with respect hereto.

(4)	Includes 1,720,001 shares held by the Felix and Marie-Therese Theeuwes Family Trust. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of April 8, 2002.
(5)
Includes 1,860,000 shares held by Thomas A. Schreck, 840,000 shares held by Thomas A. Schreck, Trustee for Mason and Thomas Schreck, 100,000 shares held by Portola Capital Partners, L.P. for the benefit of Albert R. Schreck, Joel Schreck and the Thomas A. Schreck 1959 Trust. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of April 8, 2002.

(6)
Includes 2,240,000 shares held by James E. Brown, and 560,000 shares held by the James & Karen Brown 1998 Trust U/A. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of April 8, 2002.

(7)
Includes 130,000 shares held by Scott M. Wheelwright, Ph.D. (of which 65,000 shares are subject to repurchase by us at the original purchase price in the event of termination of Dr. Wheelwright’s employment with us, which repurchase right lapses over time). Also includes 12,500 shares issuable upon exercise of options exercisable within 60 days of April 8, 2002.

(8)
Includes 97,013 shares held by Judy A. Magruder (of which 27,750 shares are subject to repurchase by us at the original purchase price in the event of termination of Ms. Magruder’s employment with us, which repurchase right lapses over time). Also includes 31,250 shares issuable upon exercise of options exercisable within 60 days of April 8, 2002.

(9)
Includes an aggregate of 547,792 shares issuable pursuant to the exercise of outstanding stock options. Also includes an aggregate of 447,000 shares which are subject to repurchase by us at the original purchase price in the event of the termination of individual employees’ employment with us, which repurchase right terminates with respect to each employee at the rate of  1/4 of the employee’s shares on each annual anniversary of such employee’s original option grant date.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2001, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2001 (the “Named Executive Officers”); and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options (#)
James E. Brown, D.V.M.	2001	320,000	—	—	—	—
President, Chief Executive Officer	2000	225,000	—	—	—	80,000
and Director	1999	225,000	—	—	—	—

Felix Theeuwes, D.Sc.	2001	350,000	—	—	—	—
Chairman and Chief Scientific Officer	2000	250,000	—	—	—	80,000
	1999	177,564	—	—	—	—

Thomas A. Schreck	2001	300,000	—	—	—	—
Chief Financial Officer and Director	2000 1999	200,000 200,000	— —	— —	— —	80,000 —

Scott M. Wheelwright, Ph.D.(1)	2001	210,000	—	—	—	—
Vice President, Manufacturing	2000 1999	160,962 —	— —	— —	— —	180,000 —

Judy A. Magruder(2)	2001	206,667	—	—	—	—
Senior Vice President, Regulatory & Development	2000 1999	158,917 116,667	— —	— —	— —	73,000 97,500

(1)	Dr. Wheelwright joined Durect Corporation in February 2000. Dr. Wheelwright’s annualized salary for 2000 was $180,000.
(2)	Ms. Magruder joined Durect Corporation in February 1999. Ms. Magruder’s annualized salary for 1999 was $140,000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table would normally set forth certain information for fiscal year ended December 31, 2001 with respect to grants of stock options to each of the named executive officers, however we did not grant any options to our named executive officers in 2001. All options granted by us in 2001 were granted under our 2000 stock plan. These options have a term of 10 years. We granted options to purchase common stock and issued shares of common stock pursuant to restricted stock purchase agreements equal to a total of 1,321,025 shares during 2001. Options were granted at an exercise price equal to the fair market value of our common stock.

Individual Grants (1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
James E. Brown, D.V.M.	—	—	—	—	—	—
Felix Theeuwes, D. Sc.	—	—	—	—	—	—
Thomas A. Schreck	—	—	—	—	—	—
Scott M. Wheelwright, Ph. D.	—	—	—	—	—	—
Judy A. Magruder	—	—	—	—	—	—

(1)	No stock appreciation rights or stock options were granted to the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

            The following table provides certain information with respect to stock options exercised by the named executive officers during the last fiscal year that ended December 31, 2001. The value of in-the-money options is based on the fair market value of our common stock of $11.59 per share as quoted on the Nasdaq Stock Market on December 31, 2001 and net of the option exercise price.

	Shares Acquired On Exercise (#)		Number of Securities Underlying Unexercised Options at December 31, 2001 Exercisable/Unexercisable
Value of Unexercised In-the-money Options at December 31, 2001 Exercisable/Unexercisable
Value Realized ($)

Name
James E. Brown, D.V.M.	—	—	20,000/60,000	0/0
Felix Theeuwes, D. Sc.	—	—	20,000/60,000	0/0
Thomas A. Schreck	—	—	20,000/60,000	0/0
Scott M. Wheelwright, Ph. D.	—	—	12,500/37,500	0/0
Judy A. Magruder	—	—	10,000/67,500	26,475/500,925

Options shown above were granted under the 1998 stock option plan and the 2000 stock plan and vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date. Notwithstanding the foregoing, all options issued prior to June 17, 2000 were immediately exercisable; however, the underlying shares are subject to our right of repurchase at the original purchase price. Such repurchase right will lapse with respect to 25% of the shares on each twelve-month anniversary of the vesting commencement date.

Relationships and Related Party Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions, including loans, between us and our officers, directors and principal stockholders and their affiliates, are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Change of Control Agreements

We have entered into change of control agreements with our Vice Presidents Randolph M. Johnson, Jean I Liu and Timothy S. Nelson. These agreements provide that, in the event of a change in our control, one half of the unvested portion of any stock option or restricted stock held by Dr. Johnson, Ms. Liu and Mr. Nelson on the effective date of the change of control is automatically accelerated so as to become completely vested as of the effective date and, if such individual remains employed by us as of the first anniversary of the effective date of the change of control, then the remaining unvested portion of any stock option or restricted stock held by such individual as of the effective date of the change of control shall automatically be accelerated so as to become completely vested as of the anniversary. In addition, in the event of a termination without cause within the twelve months following the change in our control, the unvested portion of any stock option or restricted stock held by such individual is automatically accelerated so as to become completely vested as of the effective date of the termination.

We have entered into change of control agreements with our Vice Presidents Edward M. Gillis, Scott M. Wheelwright, Judy A. Magruder and Dennis M. Fisher. These agreements provide that, in the event of a change in our control, the number of any stock option held by Mr. Gillis, Drs. Fisher and Wheelwright and Ms. Magruder on the effective date of the change of control which would have vested in the twelve month period following such a change of control is automatically accelerated so as to become completely vested as of the effective date of the change of control. In addition, in the event of a termination without cause within the twelve months following the change in our control, the unvested portion of any stock option or restricted stock held by Mr. Gillis, Drs. Fisher and Wheelwright and Ms. Magruder which would have vested in the second twelve month period following the change of control shall automatically accelerate so as to become completely vested as of the effective date of the termination.

In 1998, we purchased key-man life insurance policies in the basic amounts of $1 million each for James E. Brown, Thomas A. Schreck and Felix Theeuwes for terms of 20 years each. We are the beneficiaries for these policies.

Other Transactions

In 2000, Timothy S. Nelson, our Vice President of Business and Commercial Development, issued us promissory notes in the aggregate amount of $92,460, for the purchase of common stock upon the exercise of stock options. These promissory notes were issued in the amounts of $6,998, $23,968 and $61,494 on January 24, 2000, January 24, 2000 and April 19, 2000, respectively. They bear interest rates of 6.12%, 6.12% and 6.60% respectively and shall be due and payable on May 10, 2003, December 9, 2003 and March 24, 2004 respectively.

In 2000, Dennis M. Fisher, M.D., our Vice President of Medical Affairs, issued us a promissory note in the amount of $129,987 for the purchase of common stock upon the exercise of stock options. This promissory note bears an interest rate of 6.3% and shall be due and payable on April 1, 2004.

During the last fiscal year, we issued and sold shares of our common stock and granted options to purchase common stock to our employees, directors and consultants.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended December 31, 2001. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 2000 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary which reflects individual performance and expertise and (ii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the two primary components of the compensation package provided to the executive officers.

Base Salary

The base salaries for Felix Theeuwes, Thomas A. Schreck and the other executive officers for 2001 were based primarily on the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is also adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Long Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

James E. Brown has served as the Company’s President and Chief Executive Officer since June 1998. His base salary for the fiscal year ended December 31, 2001 was $320,000.

The factors discussed above in “Base Salary” and “Long Term Incentive Compensation” were also applied in establishing the amount of Dr. Brown’s salary and stock option grants. The additional significant factors considered in establishing Dr. Brown’s compensation were the achievement of milestones, improvements to the Company’s strategic competitive position through strategic transactions such as the acquisition of Southern BioSystems, Inc. and the continued development of our products.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of DURECT Corporation:

James R. Butler
John L. Doyle
Matthew V. McPherron

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of James R. Butler, John L. Doyle and Matthew V. McPherron. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

The Audit Committee of the DURECT Corporation Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in March 2000. The members of the Audit Committee are John L. Doyle, Matthew V. McPherron and Albert L. Zesiger. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during the fiscal year 2001. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. In 2002, the Audit Committee met and reviewed and discussed the audited financial statements for fiscal year 2001 with management and the independent auditors.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Audit Committee of the Board of Directors of DURECT Corporation:

John L. Doyle
Matthew V. McPherron
Albert L. Zesiger

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal year ended December 31, 2001, Ernst & Young LLP, our independent auditor and principal accountant, billed the fees set forth below.

Fees billed to the Company by Ernst & Young LLP during the Company’s fiscal year ended December 31, 2001 for the audit of the Company’s annual financial statements included in its Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $194,000.

Fees billed to the Company by Ernst & Young LLP during the Company’s fiscal year ended December 31, 2001 for other services were $98,000, including audit related services of $57,000 and non-audit related services of $41,000. Audit related services generally include fees related to business acquisitions and accounting consultations.

STOCK PERFORMANCE GRAPH

            The following graph compares the cumulative total stockholder return data for our stock since September 28, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq National Market Biotechnology Index. The graph assumes that $100 was invested on September 28, 2000. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN*
AMONG DURECT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*	$100 Invested on 9/23/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

DURECT CORPORATION

	Cumulative Total Return
	9/28/00	12/29/00	12/31/01
DURECT CORPORATION	100.00	100.00	96.58
NASDAQ STOCK MARKET (U.S)	100.00	65.39	51.62
NASDAQ BIOTECHNOLOGY	100.00	80.81	67.72

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon the Company’s review of the reporting forms received by it and written representations from certain persons that no other reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10 percent stockholders were complied with for fiscal year 2001, except as described herein. Wallace B. Smith, President and General Manager of Southern BioSystems, Inc., inadvertently failed to timely file a Form 5 statement of beneficial ownership with the SEC with respect to 3,112 shares of our common stock issued to him on November 30, 2001 and 52,602 options to purchase shares of our common stock issued to him on November 30, 2001, both issued to him in connection with the acquisition of Southern BioSystems, Inc. On March 27, 2002, Dr. Smith filed a Form 5 statement of beneficial ownership with the SEC reporting both the shares and options to purchase shares of our common stock not previously reported. Arthur J. Tipton, Vice President and Chief Scientific Officer of Southern BioSystems, Inc., inadvertently failed to timely file a Form 5 statement of beneficial ownership with the SEC with respect to 42,484 options to purchase shares of our common stock issued to him on November 30, 2001 in connection with the acquisition of Southern BioSystems, Inc. On March 27, 2002, Dr. Tipton filed a Form 5 statement of beneficial ownership with the SEC reporting the options to purchase shares of our common stock not previously reported. Armand P. Neukermans inadvertently failed to disclose on his Form 3 initial statement of beneficial ownership 1,250 shares of our common stock he purchased prior to joining our Board of Directors. On March 27, 2002, Dr. Neukermans filed an amended Form 3 containing the shares of our common stock not previously reported.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By	Order of the Board of Directors,

Th	omas A. Schreck
Chief Financial Officer and Director

April 29, 2002,
Cupertino, California

APPENDIX A

DURECT CORPORATION

AMENDED 2000 DIRECTORS’ STOCK OPTION PLAN

1.    Purposes of the Plan.    The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)	“Board” means the Board of Directors of the Company.

(b)
“Change of Control” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the Common Stock of the Company.

(e)	“Company” means Durect Corporation, Inc., a Delaware corporation.

(f)	“Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(g)	“Director” means a member of the Board.

(h)
“Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)
“Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(k)	“Optioned Stock” means the Common Stock subject to an Option.

(l)	“Optionee” means an Outside Director who receives an Option.

(m)	“Outside Director” means a Director who is not an Employee.

(n)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)	“Plan” means this 2000 Directors’ Stock Option Plan.

(p)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(q)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares of Common Stock (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.    Administration of and Grants of Options under the Plan.

(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)	Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)
Each Outside Director shall be automatically granted an Option to purchase 30,000 Shares, (the “Initial Option”) on the date on which such person first becomes an Outside Director after the effective date of this Plan, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii)
Each Outside Director, including an Outside Director who did not receive an Initial Option grant, shall be automatically granted an Option to purchase 12,000 Shares (the “Annual Option”) on the date of each Annual Meeting of the Company’s shareholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

(iv)
Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(v)
Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

(vi)	The terms of each Initial Option granted hereunder shall be as follows:

(1)	each Initial Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Initial Option, determined in accordance with Section 8 hereof;

(3)
each Initial Option shall vest and become exercisable at the rate of thirty three and one-third percent (33 1/3%) of the Shares subject to the Initial Option on each of the first, second and third anniversaries of the date of grant of the Initial Option.

(vii)	The terms of each Annual Option granted hereunder shall be as follows:

(1)	each Annual Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Annual Option, determined in accordance with Section 8 hereof;

(3)
each Annual Option shall vest and become exercisable at the rate of one hundred percent (100%) of the Shares subject to the Annual Option on the first anniversary of the date of grant of the Annual Option.

(c)
Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e)
Suspension or Termination of Option.    If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, such officer may suspend the Optionee’s right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.    Term of Plan; Effective Date.    The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933, as amended, relating to the Company’s initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7.    Term of Options.    The term of each Option shall be ten (10) years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

8.    Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b)
Fair Market Value.    The fair market value shall be determined by the Board; provided however that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sales price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or if there is a public market for the Common Stock but the Common Stock is not traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System).

(c)
Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.    Exercise of Option.

(a)
Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided however that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 below has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)
Termination of Continuous Status as a Director.    If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(c)
Disability of Optionee.    Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(d)
Death of Optionee.    In the event of the death of an Optionee: (A) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

10.    Nontransferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)
Adjustment.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 4(b)(ii), (iii) and (iv) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)
Change of Control.    In the event of any transaction that qualifies as a Change of Control and notwithstanding whether or not outstanding Options are assumed, substituted for or terminated in connection with the transaction, the vesting of each outstanding Option shall accelerate in full such that each Optionee shall have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, immediately prior to consummation of the transaction.

For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c)
Certain Distributions.    In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.     Amendment and Termination of the Plan.

(a)
Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

(b)
Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.    Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Laws”). Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

17.    Stockholder Approval.    If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

Ú DETACH HERE Ú

PROXY

DURECT CORPORATION

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, June 5, 2002

(see Proxy Statement for discussion of items)

The undersigned hereby appoints James E. Brown and Felix Theeuwes and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of DURECT Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Stockholders of DURECT Corporation, or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Ú DETACH HERE Ú

DURECT Corporation
c/o EquiServe, P.O. Box 43068
Providence, RI 02940

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

FOR AGAINST ABSTAIN
1.Election of the Class II directors for a three-year term.	2.The Appointment of Ernst & Young LLP as Independent Auditors.	☐ ☐ ☐
Nominees: (01) James R. Butler (02) Matthew V. McPherron (03) Thomas A. Schreck
FOR AGAINST ABSTAIN
	3.The Amendment of the 2000 Directors’ Stock Option Plan.	☐ ☐ ☐

☐ FOR ALL NOMINEES (except as marked to the contrary) ☐ WITHHOLD FROM ALL NOMINEES

☐
Instruction: To withhold authority to vote for any nominees, write the nominee’s name on the line above.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1, 2 and 3 and in any event at the discretion of the proxies on any other matter that may properly come before the meeting.

MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE AT LEFT MARKHERE ☐ IF YOU PLAN TO ATTEND THE MEETING
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature:                     Date:                     Signature:                     Date: